     As filed with the Securities and Exchange Commission on October 2, 1997

                                                      Registration No. 333-
 ................................................................................

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
 ................................................................................

                        GAYLORD ENTERTAINMENT COMPANY*
            (Exact name of registrant as specified in its charter)

         DELAWARE                                        73-0664379
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                           identification no.)

          ONE GAYLORD DRIVE
          NASHVILLE, TENNESSEE                                37214
(Address of Principal Executive Offices)                     Zip Code)

    AMENDED AND RESTATED GAYLORD ENTERTAINMENT COMPANY 401(K) SAVINGS PLAN
                           (Full title of the plan)

                              F. M. WENTWORTH, JR.
                                ONE GAYLORD DRIVE
                          NASHVILLE, TENNESSEE 37214
                     (Name and address of agent for service)

                                 (615) 316-6500
          (Telephone number, including area code, of agent for service)


                       CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------

                                                      Proposed         Proposed
     Title of                                         maximum          maximum
     securities                 Amount                offering         aggregate     Amount of
     to be                      to be                 price per        offering      registration
     registered **              registered            share ***        price ***     fee

--------------------------------------------------------------------------------------------------

Common Stock, $.01 par value   250,000 shares        $29.34375          $7,335,938    $2,224

==================================================================================================


*       Formerly known as New Gaylord Entertainment Company.

** In addition, pursuant to Rule 416(c) under the Securities Act of 1933 and General Instruction F to Form S-8, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

*** The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and Rule 457(h) and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange on October 1, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Gaylord Entertainment Company, formerly known as New Gaylord Entertainment Company (the "Registrant"), with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference as of their respective dates:

         (1) The Registrant's effective Registration Statement on Form 10, containing among other things, audited financial statements for the Registrant's latest fiscal year ended December 31, 1996.

         (2) The Annual Report on Form 11-K of the Gaylord Entertainment Company 401(k) Savings Plan for the plan's fiscal year ended December 31, 1996.

         (3) The description of the Registrant's Common Stock contained in the effective Registration Statement on Form 10 filed by the Registrant to register the Common Stock under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.      DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to authority conferred by DGCL Section 102(b)(7), the Registrant's Restated Certificate of Incorporation, as amended, contains a provision providing that no director of the Registrant shall be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as then in effect or as the same may be amended. This provision is intended to eliminate the risk that a director might incur personal liability to the Registrant or its stockholders for breach of the duty of care.

         DGCL Section 145 contains provisions permitting, and in some situations requiring, Delaware corporations, such as the Registrant, to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with their service to the corporation in those capacities. The By-laws of the Registrant contain provisions requiring indemnification by the Registrant of, and advancement of expenses to, its directors and officers to the fullest extent permitted by law. Among other things, these provisions provide indemnification for the Registrant's officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.      EXHIBITS.

         See Exhibit Index (page II-6) and Item 9(D) below.

ITEM 9.      UNDERTAKINGS.

         A.  The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         D. The Registrant hereby undertakes that, in lieu of an opinion of counsel and/or an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the Registrant has and will submit the Plan and any amendment thereto to the IRS in a timely manner and has made and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 1st day of October, 1997.

                                     GAYLORD ENTERTAINMENT COMPANY, formerly
                                     known as New Gaylord Entertainment Company



                                     By:  /s/ Terry E. London
                                         -------------------------------------
                                         Terry E. London
                                         President and Chief Executive
                                         Officer

         KNOW ALL BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints E. K. Gaylord II and Terry E. London, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                               Date
---------                           -----                               ----

 /s/ Edward L. Gaylord
------------------------   Chairman of the Board                   October 1, 1997
Edward L. Gaylord


 /s/ Terry E. London
------------------------   President, Chief Executive Officer,     October 1, 1997
Terry E. London            Chief Financial Officer (Acting),
                           and Director (principal executive,
                           financial and accounting officer)



/s/ E. K. Gaylord II
-----------------------------    Vice-Chairman of the Board           October 1, 1997
E. K. Gaylord II


-----------------------------    Director                             October __, 1997
Joe M. Rodgers

/s/ Christine Gaylord Everest
-----------------------------    Director                             October 1, 1997
Christine Gaylord Everest

/s/ Martin C. Dickinson
-----------------------------    Director                             October 1, 1997
Martin C. Dickinson

/s/ Mary Agnes Wilderotter
------------------------------   Director                             October 1, 1997
Mary Agnes Wilderotter


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrator of the Amended and Restated Gaylord Entertainment Company 401(k) Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on October 1, 1997.


                           Amended and Restated Gaylord Entertainment Company 401(k) Savings Plan

                           By: Plan Committee for the Amended and Restated
                               Gaylord Entertainment Company 401(k) Savings Plan


                           By:  /s/ Michel C. Hopper
                               -----------------------------------------

                           Name:  Michel C. Hopper
                                 ---------------------------------------

                           Title:  Member of Benefit Trust Committee
                                  --------------------------------------

                                  EXHIBIT INDEX



EXHIBIT              DESCRIPTION
-------              -----------

3.1       Restated Certificate of Incorporation (incorporated by reference to
          Exhibit 3.1 of the Registrant's effective Registration Statement on
          Form 10, as amended, relating to the Common Stock)

3.2       Restated Bylaws (incorporated by reference to Exhibit 3.2 of the
          Registrant's effective Registration Statement on Form 10, as amended, relating to the Common Stock)

4         Amended and Restated Gaylord Entertainment Company 401(k) Savings
          Plan, as amended

23        Consent of Arthur Andersen LLP

24        Power of Attorney (included at Pages II-4 and II-5)
